SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC 20549

                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                         Date of Report
               (Date of earliest event reported)
                         November 1, 2001


                   ALTRIMEGA HEALTH CORPORATION
 (Exact name of small business issuer as specifies in its charter)

        Nevada                    000-29057                 87-0631750
(State or other Jurisdiction) (Commission File Number)    (IRS Employer
                                                          Identification No.)

      3672 East Cove Point Dr., Salt Lake City, UT    84109
     (Address of principal executive office)       (Zip Code)


 Registrant's telephone number, including area code (801)278-8000

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 1, 2001, the July 19, 2001 Agreement and Plan of Merger ("Agreement") by and between the Company and YellowOnline.com, a California corporation, was terminated. The termination clause contained in the Agreement provided that the Agreement could be terminated, each side to bear their own costs and fees, if the transaction had not closed by November 1, 2001 and the party seeking termination on such basis was not in default under the Agreement. Since the contemplated merger transaction did not close by November 1 and the Company was not in default in its obligations under the Agreement, the Company elected to terminate the Agreement. The proposed transaction thus announced on or about July 19, 2001, will not be pursued.

                            SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ALTRIMEGA HEALTH CORPORATION
                                  (Registrant)


                                  /s/ Howard E. Abrams
                                 ---------------------------------------
                             By: Howard E. Abrams, Chairman
Date: November 9, 2001